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                                                                    Exhibit 10.3

                              PUBLIC HEALTH SERVICE



                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT


This Cooperative Research and Development Agreement, hereinafter referred to as the "CRADA," consists of this Cover Page, an attached Agreement, and various Appendices referenced in the Agreement. This Cover Page serves to identify the Parties to this CRADA:

                  (1) THE NATIONAL CANCER INSTITUTE, hereinafter referred to as the "NCI"; and (2) PROTARGA, INC. (formerly known as Neuromedica, Inc.), which has offices at 1100 East Hector Street, Suite 450, Conshohocken, PA 19428, hereinafter referred to as the "Collaborator."







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COOPERATIVE  RESEARCH AND DEVELOPMENT AGREEMENT


ARTICLE 1.    INTRODUCTION

This Cooperative Research and Development Agreement (CRADA) between NCI and the Collaborator will be effective when signed by all Parties. The research and development activities which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix A. The funding and staffing commitments of the Parties are set forth in Appendix B. Any exceptions or changes to the CRADA are set forth in Appendix C. This CRADA is made under the authority of the Federal Technology Transfer Act, 15 U.S.C. Section 3710a and is governed by its terms.

ARTICLE 2.    DEFINITIONS

As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "AFFILIATE" means any corporation or other business entity controlled by, controlling, or under common control with Collaborator. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty (50) percent of the voting stock or at least fifty (50) percent interest in the income of such corporation or other business.

2.2 "COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT" or "CRADA" means this Agreement, entered into by NCI pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. 3710a et seq. and Executive Order 12591 of October 10, 1987.

2.3 "GOVERNMENT" means the Government of the United States as represented through the NCI agency that is a Party to this agreement.

2.4      "IP" means intellectual property.

2.5 "INVENTION" means any invention or discovery which is or may be patentable or otherwise protected under title 35, United States Code, or any novel variety or plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

2.6 "PRINCIPAL INVESTIGATOR(S)" or "PIS" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

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2.7      "PROPRIETARY/CONFIDENTIAL INFORMATION" means confidential scientific, business, or financial information provided that such information does not include:

         2.7.1 information that is publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

         2.7.2 information which has been made available by its owners to others without a confidentiality obligation;

         2.7.3 information which is already known by or available to the receiving Party without a confidentiality obligation; or

         2.7.4 information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.8 "RESEARCH MATERIALS" means all tangible materials other than Subject Data first produced in the performance of this CRADA.

2.9 "RESEARCH PLAN" or "RP" means the statement in Appendix A of the respective research and development commitments of the Parties to this CRADA.

2.10 "SUBJECT INVENTION" means any Invention of the Parties, conceived or first actually reduced to practice in the performance of the Research Plan of this CRADA.

2.11 "SUBJECT DATA" means all recorded information first produced in the performance of this CRADA by the Parties.

ARTICLE 3.    COOPERATIVE RESEARCH

3.1 PRINCIPAL INVESTIGATORS. NCI research work under this CRADA will be performed by the NCI laboratory identified in the RP, and the NCI Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of NCI. Also designated in the RP is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.2 RESEARCH PLAN CHANGE. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 13.6.

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ARTICLE 4.    REPORTS

4.1 INTERIM REPORTS. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within twelve (12) months after this CRADA becomes effective and at least within every twelve (12) months thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort, any modifications to the Research Plan pursuant to
         Article 3.2, and all CRADA-related patent applications filed.

4.2 FINAL REPORTS. The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the RP or after the expiration or termination of this CRADA.

ARTICLE 5.   FINANCIAL AND STAFFING OBLIGATIONS

5.1 NCI AND COLLABORATOR CONTRIBUTIONS. The contributions of the Parties, including payment schedules, if applicable, are set forth in Appendix
         B. NCI shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix B. NCI shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.2, except for staffing support pursuant to
         Article 10.3. Collaborator acknowledges that the U.S. Government will have the authority to retain and expend any excess funds for up to one
         (1) year subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the RP.

5.2 ACCOUNTING RECORDS. NCI shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator a final fiscal report pursuant to Article 4.2.

5.3 CAPITAL EQUIPMENT. Equipment purchased by NCI with funds provided by the Collaborator shall be the property of NCI. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon by in writing by the Parties. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

ARTICLE 6.  INTELLECTUAL PROPERTY RIGHTS AND PATENT APPLICATIONS

6.1 REPORTING. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to


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         them by their respective employees. Each Party shall report all Subject
         Inventions to the other Party in sufficient detail to determine inventorship. Such reports shall be treated as Proprietary/Confidential Information in accordance with Article 8.4.

6.2 COLLABORATOR EMPLOYEE INVENTIONS. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to NCI pursuant to Article 6.5. If NCI declines such assignment, the Collaborator may release its IP rights as it may determine.

6.3 NCI EMPLOYEE INVENTIONS. NCI on behalf of the U.S. Government may elect to retain IP rights to each Subject Invention made solely by NCI employees. If NCI does not elect to retain IP rights, NCI shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 6.5. If the Collaborator declines such assignment, NCI may release IP rights in such Subject Invention to its employee inventors pursuant to Article 6.6.

6.4 JOINT INVENTIONS. Each Subject Invention made jointly by NCI and Collaborator employees shall be jointly owned by NCI and the Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify NCI promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), NCI on behalf of the U.S. Government shall have the right to file the joint application(s) in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 6.5. If the other Party declines such assignment, the offering Party may release its IP rights as provided in Articles 6.2, 6.3, and 6.6.

6.5 FILING OF PATENT APPLICATIONS. With respect to Subject Inventions made by the Collaborator as described in Article 6.2, or by NCI as described in Article 6.3, a Party exercising its right to elect to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense and after consultation with the other Party. The Party shall notify the other Party of its decision regarding filing in countries other than the United States in a timely manner. The Party may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its IP right, title and interest in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights is transferred to the Collaborator, the Collaborator agrees that NCI inventors will share in any royalty distribution that the Collaborator pays to its own inventors.


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6.6      RELEASE TO INVENTORS. In the event neither of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may retain or release their IP rights in accordance with their respective policies and procedures. However, the Government shall retain a nonexclusive, non-transferable, irrevocable, royalty-free license to practice any such Subject
         Invention or have it practiced throughout the world by or on behalf of the Government.

6.7 PATENT EXPENSES. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall be responsible for all past and future out-of-pocket expenses in connection with the preparation, filing, prosecution and maintenance of any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

6.8 PROSECUTION OF INTELLECTUAL PROPERTY APPLICATIONS. Within one month of receipt or filing, each Party shall provide the other Party with copies of the applications and all documents received from or filed with the relevant patent or other IP office in connection with the prosecution of such applications. Each Party shall also provide the other Party with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. Where licensing is contemplated by Collaborator, the Parties agree to consult with each other with respect to the prosecution of applications for NCI Subject Inventions described in
         Article 6.3 and joint Subject Inventions described in Article 6.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 6.4, NCI will be granted an associate power of attorney (or its equivalent) on such IP applications.

ARTICLE 7.    LICENSING

7.1 OPTION FOR COMMERCIALIZATION LICENSE. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, NCI hereby grants to the Collaborator an EXCLUSIVE option to elect an exclusive or nonexclusive commercialization license, which is substantially in the form of the appropriate model NCI license agreement. This option does not apply to Subject Inventions conceived prior to the effective date of this CRADA that are reduced to practice under this CRADA, if prior to that reduction to practice, NCI has filed a patent application on the invention and has licensed it or offered to license it to a third party. The terms of the license will fairly reflect the nature of the invention, the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the


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         Collaborator and the costs of subsequent research and development needed to bring the invention to the marketplace. The field of use of the license will be commensurate with the scope of the RP.

7.2 EXERCISE OF LICENSE OPTION. The option of Article 7.1 must be exercised by written notice mailed within three (3) months after either (i) Collaborator receives written notice from NCI that the patent or other IP application has been filed; or (ii) the date Collaborator files such IP application. Exercise of this option by the Collaborator initiates a negotiation period that expires nine (9) months after the exercise of the option. If the last proposal by the Collaborator has not been responded to in writing by NCI within this nine (9) month period, the negotiation period shall be extended to expire one (1) month after NCI so responds, during which month the Collaborator may accept in writing the final license proposal of NCI. In the absence of such acceptance, or an extension of the time limits by NCI, NCI will be free to license such IP rights to others. In the event that the Collaborator elects the option for an exclusive license, but no such license is executed during the negotiation period, NCI agrees not to make an offer for an exclusive license on more favorable terms to a third party for a period of six (6) months without first offering Collaborator those more favorable terms. These times may be extended at the sole discretion of NCI upon good cause shown in writing by the Collaborator.

7.3 LICENSE FOR NCI EMPLOYEE INVENTIONS AND JOINT INVENTIONS. Pursuant to 15 U.S.C. Section 3710a(b)(1)(A), for Subject Inventions made under this CRADA by a NCI employee(s) or jointly by such employee(s) and employees of the Collaborator pursuant to Articles 6.3 and 6.4 and licensed pursuant to the option of Article 7.1, the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government. In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

7.4 LICENSE IN COLLABORATOR INVENTIONS. Pursuant to 15 U.S.C. Section 3710a(b)(2), for inventions made solely by Collaborator employees under this CRADA pursuant to Article 6.2, the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.

7.5 THIRD PARTY LICENSE. Pursuant to 15 U.S.C. Section 3710a(b)(1)(B), if NCI grants an exclusive license to a Subject Invention made wholly by NCI employees or jointly with a Collaborator under this CRADA, pursuant to Articles 6.3 and 6.4, the Government shall


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         retain the right to require the Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the invention in Collaborator's licensed field of use on terms that are reasonable under the circumstances; or if the Collaborator fails to grant such a license, to grant the license itself. The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by the Collaborator; or (iii) the Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710a(c)(4)(B). The determination made by the Government under this Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).

7.6 JOINT INVENTIONS NOT EXCLUSIVELY LICENSED. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in all fields in joint Subject Inventions described in
         Article 6.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others in all fields not exclusively licensed to Collaborator. The Parties may agree to a joint licensing approach for such IP rights.

ARTICLE 8.    PROPRIETARY RIGHTS AND PUBLICATION

8.1 RIGHT OF ACCESS. NCI and the Collaborator agree to exchange all Subject Data produced in the course of research under this CRADA. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Parties. All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA.

8.2 OWNERSHIP OF SUBJECT DATA AND RESEARCH MATERIALS. Subject to the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.3, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data and all Research Materials produced solely by their investigators. Jointly developed Subject Inventions, Subject Data and Research Materials will be jointly owned.

8.3 DISSEMINATION OF SUBJECT DATA AND RESEARCH MATERIALS. To the extent permitted by law, the Collaborator and NCI agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published or until corresponding patent applications are filed. Any information that would identify human subjects of research or patients will always be maintained confidentially. To the extent permitted by law, the Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator, except that NCI shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if the CRADA is terminated or if Collaborator abandons its commercialization efforts.


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8.4      PROPRIETARY/CONFIDENTIAL INFORMATION. Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party. Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of information as Proprietary/Confidential Information by another Party. Subject Data and Research Materials developed solely by the Collaborator may be designated as Proprietary/ Confidential Information when they are wholly separable from the Subject Data and Research Materials developed jointly with NCI investigators, and advance designation of such data and material categories is set forth in the RP. The exchange of other confidential information, e.g., patient-identifying data, should be similarly limited and treated. Jointly developed Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

8.5 PROTECTION OF PROPRIETARY/CONFIDENTIAL INFORMATION. Proprietary/Confidential Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. 552). Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary/Confidential Information. Each Party agrees that the other Party is not liable for the disclosure of Proprietary/Confidential Information which, after notice to and consultation with the concerned Party, the other Party in possession of the Proprietary/Confidential Information determines may not be lawfully withheld, provided the concerned Party has been given an opportunity to seek a court order to enjoin disclosure.

8.6 DURATION OF CONFIDENTIALITY OBLIGATION. The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.7 or three (3) years after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect Proprietary/Confidential Information relating to products not yet commercialized.

8.7 PUBLICATION. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or Research Materials, the other Party shall be provided thirty (30) days to review the proposed publication or disclosure to assure that Proprietary/Confidential Information is


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         protected. The publication or other disclosure shall be delayed for up to thirty (30) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.

ARTICLE 9.    REPRESENTATIONS AND WARRANTIES

9.1 REPRESENTATIONS AND WARRANTIES OF NCI. NCI hereby represents and warrants to the Collaborator that the official signing this CRADA has authority to do so.

9.2      REPRESENTATIONS AND WARRANTIES OF THE COLLABORATOR.

         (a) The Collaborator hereby represents and warrants to NCI that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix B.

         (b) The Collaborator certifies that the statements herein are true, complete, and accurate to the best of its knowledge. The Collaborator is aware that any false, fictitious, or fraudulent statements or claims may subject it to criminal, civil, or administrative penalties.

ARTICLE 10.    TERMINATION

10.1 TERMINATION BY MUTUAL CONSENT. NCI and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all property, inventions, patent or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA, all in accordance with the rights granted to the Parties under the terms of this Agreement.

10.2 UNILATERAL TERMINATION. Either NCI or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 10.1.

10.3 STAFFING. If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to NCI for continuing any staffing commitment made by the Collaborator pursuant to
         Article 5.1 above and Appendix B, if applicable, for a period of six
         (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.


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10.4     NEW COMMITMENTS. No Party shall make new commitments related to this
         CRADA after a mutual termination or notice of a unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

10.5 TERMINATION COSTS. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.2, NCI shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property, for which Collaborator shall be responsible.

ARTICLE 11.    DISPUTES

11.1 SETTLEMENT. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) shall propose a resolution. Nothing in this Article shall prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2 CONTINUATION OF WORK. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the NCI signatory.

ARTICLE 12.    LIABILITY

12.1 PROPERTY. The U.S. Government shall not be responsible for damages to any Collaborator property provided to NCI, where Collaborator retains title to the property, or any property acquired by Collaborator for its own use pursuant to this CRADA.

12.2 NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE, OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT.

12.3 INDEMNIFICATION. The Collaborator agrees to hold the U.S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Materials and/or Subject Inventions produced in whole or part by NCI employees under


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         this CRADA, unless due to the negligence or willful misconduct of NCI, its employees, or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. NCI has no authority to indemnify the Collaborator.

12.4 FORCE MAJEURE. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a FORCE MAJEURE event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the FORCE MAJEURE event.

ARTICLE 13.    MISCELLANEOUS

13.1 GOVERNING LAW. The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

13.2 ENTIRE AGREEMENT. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

13.3 HEADINGS. Titles and headings of the articles and subarticles of this CRADA are for convenient reference only, do not form a part of this CRADA, and shall in no way affect its interpretation. The NCI component that is the Party for all purposes of this CRADA is the Bureau(s), Institute(s), Center(s) or Division(s) listed on the Cover Page herein.

13.4 WAIVERS. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

13.5 SEVERABILITY. The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.

13.6 AMENDMENTS. If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed


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         by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

13.7 ASSIGNMENT. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

13.8 NOTICES. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 7.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

13.9 INDEPENDENT CONTRACTORS. The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners. Each Party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at NCI facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

13.10 USE OF NAME OR ENDORSEMENTS. By entering into this CRADA, NCI does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees. Collaborator issued press releases that reference or rely upon the work of NCI under this CRADA shall be made available to NCI at least 7 days prior to publication for review and comment.

13.11 EXCEPTIONS TO THIS CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix C.

13.12 REASONABLE CONSENT. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

ARTICLE 14.    DURATION OF AGREEMENT

14.1 DURATION. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP


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         are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 13.6.

14.2 SURVIVABILITY. The provisions of Articles 4.2, 5-8, 10.3-10.5, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA.


                        SIGNATURES BEGIN ON THE NEXT PAGE


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FOR NCI:

/s/ Alan Rabson                                      Date:    1/10/00
--------------------------------------------                  ------------------
Alan S. Rabson, M.D.
Deputy Director, National Cancer Institute


Mailing Address for Notices:

                  National Cancer Institute
                  Technology Development and
                  Commercialization Branch
                  Executive Plaza South, Ste 450
                  6120 Executive Blvd.
                  Rockville, MD 20852


FOR THE COLLABORATOR:


/s/ N. L. Webb                                       Date:    January 6, 2000
--------------------------------------------                  ------------------
Nigel L. Webb, Ph.D.
President and Chief Executive Officer, Protarga, Inc.


Mailing Address for Notices:

                  Protarga, Inc.
                  1100 East Hector Street - Suite 450
                  Conshohocken, PA 19428


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                                   APPENDIX A
                                  RESEARCH PLAN

TITLE OF CRADA:                                 Fatty Acid Mediated Delivery of
                                                Anti-neoplastic Agents for the
                                                Treatment of Cancer

NCI PRINCIPAL INVESTIGATORS:                    Edward Sausville, M.D., Ph.D.
                                                James Drake


COLLABORATOR PRINCIPAL INVESTIGATORS:           Nigel L. Webb, Ph.D.
                                                Matthews O. Bradley, Ph.D.

TERM OF CRADA:                                  Three (3) years.

I. GOALS STATEMENT

The overall goal of this research project is to develop fatty acid conjugates of anti-neoplastic agents (supplied by the Developmental Therapeutics Program, NCI) for targeted cancer therapeutic purposes.

II. SUMMARY AND SCIENTIFIC BACKGROUND

Protarga, Inc. ("Protarga") has developed the Targaceutical-TM- Technology for drug targeting, in order to increase the proportion of administered therapeutic molecules that reach medically-important cells. This technology involves chemically linking the pharmaceutical agent of interest to a natural molecule that is accumulated by the class of cell being targeted. Protarga has employed this technology to conjugate fatty acids to anti-cancer drugs, with a view to increasing anti-tumor activity and reducing systemic toxicity. Tumor cells, with their higher growth rate and intrinsically higher rate of metabolism possess a greater nutritional need for fatty acids and thus take them up at a greater rate than surrounding normal tissues. Extensive preclinical studies have shown that high and stable concentrations of cytotoxic agents may be sustained within tumors, with a concomitant increase in efficacy. For example, when the fatty acid docosahexaenoic acid (DHA) was covalently linked to paclitaxel, the cure rate of paclitaxel-sensitive, syngeneic M109 tumors in mice increased from 0/8 mice using paclitaxel alone, to 8/8 mice with DHA-paclitaxel.

Protarga's Targaceutical-TM- Technology may significantly reduce the systemic toxicity of many anti-neoplastic agents. Toxicology studies with DHA-paclitaxel in mice, rats and dogs have shown that the Maximum Tolerated Dose for DHA-paclitaxel was more than three times higher than that for paclitaxel alone (calculated on a molar basis). This reduction in systemic toxicity may be due, in part, to a significant increase in the proportion of drug retained within the plasma and tumor compartments. Therefore, the use of this technology may allow for a reduction in toxicity, while allowing for greater efficacy.


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Protarga owns more than 50 patents and patent applications in the U.S. and abroad that are related to its Targaceutical(TM) Technology and is recognized by the field as an expert in fatty acid conjugation. Protarga was chosen as the collaborator on this CRADA project because of its expertise and unique proprietary position concerning fatty acid conjugation. The following is a list of patents and patent applications that Protarga owns related to its Targaceutical(TM) Technology:


-------------------------------------------------------------------------------------------------------------------
                                       SERIAL/                                                     ISSUE
         COUNTRY                    PATENT NUMBER                   FILING DATE                    DATE
-------------------------------------------------------------------------------------------------------------------
           USA                        4,939,174                       02/26/88                   07/03/90
-------------------------------------------------------------------------------------------------------------------
           USA                        4,933,324                       02/24/89                   06/12/90
-------------------------------------------------------------------------------------------------------------------
        AUSTRALIA                      635203                         02/24/89                   07/12/93
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           EP                          0401301                        02/24/89                    1/27/99
-------------------------------------------------------------------------------------------------------------------
          JAPAN                       503859/89                       02/24/89
-------------------------------------------------------------------------------------------------------------------
          KOREA                       701965/89                       02/24/89
-------------------------------------------------------------------------------------------------------------------
           WO                        US89/00757                       02/24/89
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           USA                        5,284,876                       06/11/92                   02/08/94
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           USA                        5,545,719                       02/24/93                   08/13/96
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           USA                        5,919,815                       05/22/96                    7/6/99
-------------------------------------------------------------------------------------------------------------------
           WO                        US97/08792                       05/22/97
-------------------------------------------------------------------------------------------------------------------
        AUSTRALIA                     34734/97                        05/22/97
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           EP                        97930990.3                       11/26/98
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           USA                       08/651,429                       05/22/96
-------------------------------------------------------------------------------------------------------------------
           WO                        US97/08866                       05/22/97
-------------------------------------------------------------------------------------------------------------------
        AUSTRALIA                     31424/97                        05/22/97
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           EP                        97926722.6                       11/26/98
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           USA                        5,795,909                       05/22/96                   08/18/98
-------------------------------------------------------------------------------------------------------------------
           WO                        US97/08867                       05/22/97
-------------------------------------------------------------------------------------------------------------------


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
-------------------------------------------------------------------------------------------------------------------
                                       SERIAL/                                                     ISSUE
         COUNTRY                    PATENT NUMBER                   FILING DATE                    DATE
-------------------------------------------------------------------------------------------------------------------
        AUSTRALIA                     31425/97                        11/6/98
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           USA                       08/868,476                       06/03/97
-------------------------------------------------------------------------------------------------------------------
           USA                       09/021,247                       02/10/98
-------------------------------------------------------------------------------------------------------------------
           USA                       08/979,313                       11/26/97
-------------------------------------------------------------------------------------------------------------------
           WO                        W099/26620                       11/12/98
-------------------------------------------------------------------------------------------------------------------
           USA                       08/978,541                       11/26/97
-------------------------------------------------------------------------------------------------------------------
           WO                        W099/26661                       11/12/98
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
           WO                        W099/26958                       11/12/98
-------------------------------------------------------------------------------------------------------------------
           USA                        5,955,459                       11/26/97                    9/21/97
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------
          [*]                           [*]                            [*]
-------------------------------------------------------------------------------------------------------------------

The Developmental Therapeutics Program (DTP) has operated a repository of synthetic and pure natural products, which have been evaluated as potential anti-cancer agents, for more than 40 years. The repository has an historic inventory of greater than 600,000 compounds that have been supplied over the years to DTP from a variety of sources world-wide. The repository has sufficient quantities of approximately 140,000 samples believed to be non-proprietary that are offered to extramural research community for the discovery and development of new agents for the treatment of cancer. Subject to the conditions of Article 7.7, it is the intention of the NCI to provide the Collaborator with synthetic compounds under this CRADA that are non-proprietary and are not subject to third party rights.

With respect to Natural Product Compounds, the Collaborator acknowledges that a majority of natural product materials or isolates in the NCI's repository have been obtained from foreign countries (source country) under the principles of the model NCI Letter of Collection Agreement ("LOC"). As such, Collaborator is aware that its access to Natural Product Compounds is subject to Article 7.8.



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III. RESEARCH STRATEGY

The DTP of the National Cancer Institute (NCI) will supply selected Biological Evaluation Committee or Decision Network (DN) approved anti-neoplastic agents (NCI Provided Compunds) to Protarga with the desired properties for conjugation. Protarga will perform the initial conjugation using its Targaceutical-TM-Technology. Protarga will characterize the derived Targaceutical-TM- Conjugates. The DTP will conduct the initial IN VITRO and IN VIVO evaluations of the Targaceutical-TM- Conjugates. For those Targaceutical-TM- Conjugates judged by the NCI and the CRADA Steering Committee to possess potential anti-tumor activity the DTP will conduct further preclinical development, subject to NCI DN approval.


IV. RESPECTIVE CONTRIBUTIONS OF THE PARTIES

COLLABORATOR RESPONSIBILITIES
Protarga's contributions to the collaborative research and development of the agent will include the following:

o Protarga has an active research program in fatty acid conjugate chemistry and will contribute expertise towards this collaboration;

o Protarga will conjugate agents supplied by the Pharmaceutical Resources Branch of the DTP with the appropriate fatty acid using their proprietary Targaceutical-TM- Technology;

o Protarga will characterize the initial purity and stability of the Targaceutical-TM- Conjugates; and

o Protarga will provide initial supplies of the conjugated drug sufficient for preclinical testing of the Targaceutical-TM- Conjugates.

NCI RESPONSIBILITIES

NCI's contribution to the collaborative research and development of the compounds will include the following:

o NCI, based on their expertise, in conjunction with the CRADA Steering Committee (described below), will select up to twelve agents per month from its repository, to be linked to fatty acids. These agents will exhibit a novel mechanism of action, a need to reduce toxicity or increase efficacy, an appropriate chemical group for conjugation, and the presence of sufficient compound in the NCI repository. The quantity supplied of any agent selected will not exceed 50% of NCI's current inventory;

o NCI will supply the agent for all preclinical efficacy toxicology/pharmacology studies set forth under the scope of this CRADA. If there is insufficient compound remaining in the NCI repository to complete these studies it shall be the responsibility of the NCI to resynthesize additional compound, where practicable and feasible;


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o        NCI will collaborate solely with Protarga for the development of
         Targaceutical-TM- Conjugates based on Protarga's proprietary technology for attaching anti-neoplastic molecules to fatty acids for therapeutic effectiveness in cancer; and

o NCI will evaluate each of the active studies as they progress to ensure that the appropriate questions are being addressed and to ensure that the studies are modified as required based on the developing data.

If there are Targaceutical-TM- Conjugates emerging from these studies which exhibit enough initial IN VIVO and IN VITRO activity as to warrant further preclinical development, the results of the studies will be presented to the NCI DN for approval to conduct studies at the DNIIA level of preclinical development. If approved by the DN and the CRADA Steering Committee, the DTP will conduct the following preclinical studies:

o Determine or develop the optimal formulation for the agent to allow preclinical and anticipated clinical use;

o        Determine stability of drug as bulk substances; dilution stability;
         stability in clinical dosage forms;

o Develop a detailed assay for the bulk drug, as well as drug dissolved in vehicles, body fluids, and possibly tissues;

o Determine schedule dependence for demonstration of anti-tumor activity, and to demonstrate the feasibility for administration of the agent to at least two animal species at a dose likely to have therapeutic effect; and

o Develop assays that allow for pharmacokinetic monitoring of the drug in initial clinical trials.

Following completion of studies at the DNIIA level, the compound will be presented to the DN again, for review at the DNIIB level of preclinical development. If approved by the DN and the CRADA Steering Committee, DTP will conduct IND-directed toxicology evaluation in at least two animal species (one not a rodent) optimally using the same lot of Targaceutical-TM- Conjugates as formulated for clinical trials. These studies will be carried out using a schedule that simulates the schedule projected for the initial clinical trials. Further, this effort will be conducted with correlative histopathologic and pharmacologic studies.

Evaluation of a range of compound concentrations that encompasses the maximum tolerated dose, and includes at least one dose level with evidence of reversible toxicity and one dose level of nonreversible toxicity will be accomplished. These studies will be carried out under recognized Good Laboratory Practice regulations. The results of DNIIB studies will allow for the definition of initial dose, route and schedule, for the design of Phase I clinical trials.


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JOINT RESPONSIBILITIES

Both Parties will work closely together to ensure that the proposed preclinical studies move forward expeditiously. The ultimate goal of this collaboration is to determine whether drug-fatty acid conjugates created using Protarga's proprietary Targaceutical-TM- technology are effective as therapeutic agents against cancer. If efficacy can be demonstrated without unacceptable toxicity, the clinical development will proceed, with mutual consent of the parties, and amendment of this CRADA in accordance with Article 13.6

Compound Selection: The Steering Committee (described below) will jointly select and prioritize those compounds from the NCI repository for use in conjunction with the Protarga technology, and determine which Targaceutical-TM- Carrier or Carriers might be most appropriate. Compound selection will be based on at least the following criteria: novel mechanism of compound action, need to reduce toxicity or increase efficacy of the compound based on prior data, appropriate chemical group on the compound for conjugating to a chosen carrier, availability of sufficient compound in the NCI library, and whether the compound is synthetic or natural.

The NCI and Protarga will decide on an appropriate plan for initial IN VITRO and IN VIVO testing of the Targaceutical-TM- Conjugates.

STEERING COMMITTEE

A joint steering committee will be established, with equal participation by NCI and Protarga (Steering Committee). The Steering Committee shall be comprised of the Principal Investigators on the CRADA plus appropriate staff, as needed. These Investigators will be authorized by NCI and Protarga, respectively, to determine such things as, but not limited to, which Targaceutical-TM- Conjugates are synthesized and tested under the CRADA and which testing protocols will be used. The Investigators would be encouraged to elicit expert recommendations from their respective organizations prior to each Steering Committee meeting. The Steering Committee will determine the frequency and location of its meetings. NCI and Protarga contemplate that the scope and type of synthesis and testing will evolve commensurate with scientific progress, and the Committee will be encouraged to harness the resources of both organizations.


V.       DESCRIPTION OF OTHER NIH AND PROTARGA AGREEMENTS

Other than this CRADA, no agreements between the parties are currently effective or under negotiations. However, the National Institute of Mental Health conducted a CRADA project with Protarga (formerly known as Neuromedica) entitled, Therapeutic and Diagnostic Research Using a Novel Carrier System for the Delivery of Compounds to the Brain, from October 31, 1994 to October 31, 1999.


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VI. ABSTRACT OF RESEARCH PLAN FOR PUBLIC RELEASE

This abstract of the CRADA Research Plan may be released to the public:

The National Cancer Institute and Protarga, Inc. have entered into a Cooperative Research and Development Agreement (CRADA) for the development of cancer therapeutics. It is the objective of the CRADA to accelerate discovery of new cancer therapies by chemically linking promising anti-neoplastic drugs to fatty acids using Protarga's proprietary Targaceutical-TM- Technology and evaluating the resulting conjugates both IN VITRO and in animal tumor models for tumor specificity and therapeutic efficacy.


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                                   APPENDIX B

               FINANCIAL AND STAFFING CONTRIBUTIONS OF THE PARTIES

For NIH:

The NCI, DTP estimates that two to three person years of effort will be required to conduct a range of studies necessary for the preclinical development of Targaceutical(TM) Conjugates identified as leads under the CRADA NCI shall, in addition to its Principal Investigators, provide sufficient staffing to execute and fulfill the obligations of the CRADA.

NCI will provide no funding to Collaborator for collaborative research and development pursuant to this CRADA, inasmuch as financial contributions by the U.S. government to non-Federal parties under a CRADA is prohibited under the Federal Technology Transfer Act of 1986 (15 U.S.C. 3710a(d)(1)).


For Collaborator:

PERSONNEL:

Collaborator intends to commit 4.6 person-years per year of effort to permit the timely execution of the studies implemented under this CRADA. More specifically, this staffing shall include Collaborator full-time employees, consultants to the company, external contract agencies and contract research organizations.

FUNDING:

Collaborator agrees to fund up to [*] per year for transportation and lodging costs to support the participation of NCI staff at selected scientific or development meetings where such participation will substantially foster development under this CRADA. Collaborator and NCI must mutually agree to the activities that are appropriate under this Agreement. Travel arrangements will be made in accordance with the Federal Travel Rules and Regulations for all government staff whether paid for by government or private Collaborator funds.

If additional funding to support additional preclinical studies is determined to be necessary and agreed upon by the Parties hereto, an appropriate written amendment pursuant to Article 13.6 will be executed.

No funds provided under this CRADA by Collaborator will be used by NCI to pay the salary of any full-time tenured federal employees.



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PAYMENT SCHEDULE:

Payments by the Collaborator shall be made annually. The first payment will be due within thirty(30)days of the signing of this CRADA. Subsequent payment for years two and three should be made within 30 days of the anniversary date of the execution of the CRADA. A check in the amount of [*] should be deposited in the CRADA account. Checks should be made payable to the National Cancer Institute and sent via express mail to:

                            CRADA Funds Coordinator;
                            Technology Development and Commercialization Branch, National Cancer Institute
                            6120 Executive Blvd., Suite. 450
                            Rockville, MD 20852

with a clear reference to the NCI CRADA Number and Title: #888, Fatty Acid Mediated Delivery of Anti-Neoplastic Agents for the Treatment of Cancer. A copy of the check and letter should be faxed to James Drake at 301-402-0831.












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                                   APPENDIX C

                    EXCEPTIONS OR MODIFICATIONS TO THIS CRADA



ARTICLE 2.        DEFINITIONS

Add:     2.12     "Targaceutical(TM) Technology" means Protarga's proprietary information and property relating to chemical conjugates of fatty acids with natural and synthetic agents, including, but not limited to, trade secrets, technology, know-how, patentable and unpatentable inventions, discoveries, formulae, synthetic methods, specifications, processes, test procedures, samples, specimens, results, data, computer programs, and manufacturing, toxicology, regulatory and clinical information and other valuable information that relates thereto. Protarga is the owner of the patents and patent applications related to Targaceutical(TM) Technology listed in Appendix A, Section II of this CRADA.

         2.13 "Targeceutical Conjugate" means an NCI Provided Compound linked to a "Targaceutical Carrier" using Targaceutical(TM) Technology.

         2.14 "NCI Provided Compound" means any and all compounds, materials and data, other than collaborator compounds, and including both synthetic and Natural Product Compounds, that are supplied to Collaborator by the NCI pursuant to this CRADA.

         2.15 "Targaceutical Carrier" means a fatty acid which will be linked to any NCI Provided Compound

         2.16 "Natural Product Compound" means a NCI Provided Compound that was obtained from a foreign country under a Letter of Collection or any natural compound provided to the Collaborator by the NCI from the NCI Natural Products Repository.

         2.17 "Steering Committee" means the committee, comprised of the Principal Investigators on the CRADA and any appropriate staff, that will determine such things as, but not limited to, which Targaceutical(TM) Conjugates are synthesized, which testing protocols will be used and whether an NCI Contractor will be used under the CRADA.


ARTICLE 6.        INTELLECTUAL PROPERTY RIGHTS AND PATENT APPLICATIONS

Replace old 6.2 with new 6.2:


                                      C-1

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         6.2      COLLABORATOR EMPLOYEE, CONTRACTORS AND CONSULTANT INVENTIONS.
                  The Collaborator shall retain IP rights to any Subject Invention made solely by Collaborator employees, its contractors, or its consultants.

Add:     6.9      CONTRACTOR INTELLECTUAL PROPERTY RIGHTS.  In conducting a
                  portion of the CRADA research, it may be necessary for NCI to utilize the services of a contractor under a funding agreement as defined by 35 U.S.C.sec.201(b) ("NCI Contractor"). The
                  Collaborator is aware that such a NCI Contractor is not a party to this CRADA, and that under the Bayh-Dole Act (see 35
                  U.S.C. 200 et seq.) and 37 Code of Federal Regulations Part
                  401, such a contractor has the right to elect title to any invention discovered solely or jointly by its employee in the performance of a funding agreement.

                  The NCI may utilize the services of a NCI Contractor under this CRADA only after the Steering Committee has approved such use. In determining whether a NCI Contractor will be utilized, the NCI will provide to the Steering Committee the name and contact information for the proposed contractor and a draft work scope for the proposed contract services.

                  If the Steering Committee determines that such a contractor will be utilized, prior to the NCI sending a Targacuetical(TM) Conjugate to the contractor for study, the contractor must agree to the terms of Appendix E attached hereto. Pursuant to Appendix E, the Collaborator may approach the contractor or contractor employee to secure a license to commercialize the invention.

                  If the Steering Committee determines that it is not in the best interest of the Parties to use a NCI Contactor to perform a specific task under the CRADA research plan, or if such a contractor refuses to agree to the terms of Appendix E, the Collaborator may elect to perform the proposed studies at its own expense or may elect to waive the obligations of the NCI Contractor set forth herein, whereupon the NCI Contractor will be utilized.

Add:     6.10     TRADEMARKS. The Collaborator has adopted, and has registered or intends to register, a number of trademarks, including
                  "Protarga", "Targaceutical", "T2000", and "Taxoprexin", that it considers to be valuable property, and intends to adopt or register additional trademarks in the future. In any communication by NCI that includes a trademark adopted by Collaborator, including the trademarks listed above, NCI will acknowledge that Collaborator is the owner of such trademark.
                  No license to NCI or the U.S. Government for such trademarks is intended or implied by this paragraph.

ARTICLE 7.        LICENSING

Add as a new 7.7


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         7.7      REASONABLE INQUIRY. Before any NCI Provided Compound is sent to the Collaborator for research under the CRADA, NCI will perform a reasonable inquiry into whether patent or license rights owned or granted by NCI exist in the compound which could preclude the Collaborator from performing its obligations under the CRADA or block the Collaborator from exercising its rights in a Subject Invention. NCI will inform the Collaborator of any such findings prior to providing said compound to Collaborator.

                  However, the NCI makes no representation that the use of a NCI Provided Compound will not infringe any patent or proprietary rights of third parties. Nonetheless, if it is known to the NCI that a third party has a proprietary interest in a NCI Provided Compound, the NCI will provide notice to the Collaborator of such interest and provide any information, in the possession of the NCI, that would allow that Collaborator to contact the third party in order to conduct its own inquiry concerning the third party's rights.

                  To the extent that a license in an NCI Provided Compound is necessary to commercialize a Subject Invention, NCI will in good faith consider in accordance with 37 CFR 404 an application submitted by Collaborator for an exclusive or nonexclusive license to that NCI Compound owned compound.

Add a new 7.8

         7.8 Policy Related to Natural Product Compounds. Collaborator is put on notice, and agrees to the following NCI guideline for access to Natural Product Compounds from the NCI Natural Products Repository:

                  (A) Collaborator acknowledges that the majority of Natural Product Compounds or isolates in the NCI Natural Products Repository have been obtained from foreign countries under the principles of the model NCI Letter of Collection Agreement ("LOC"), which appears under Appendix F. Articles 8-10 and 13 of the LOC stipulate that NCI require a commercial licensee of an invention derived from a Natural Product Compound to enter into an agreement with the Source Country of the Natural Product Compound (or an appropriate organization thereof). This agreement will address the reasonable concerns of the signatory Source Country Government ("SCG") agency or Source County Organization ("SCO") related to (a) ensuring a long-term source of supply of the Natural Product Compound and other conservation measures and (b) sharing in commercial benefits that arise from development of the Natural Product Compound. In the case of a Natural Products Repository material not covered under a formal LOC, Collaborator agrees to negotiate and execute such an agreement with the SCG agency that issued the collection permit for the Natural Product Compound. These steps are necessary for NCI to comply with (a) the mutual understandings between NCI, NCI's contract collectors and the SCG permit-issuing-agencies, under which the Natural Product Compounds were collected, and (b) the NCI's policy of adhering to the principles of the United


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                  Nations Convention on Biological Diversity ("U.N. CBD"), which calls for "sharing in a fair and equitable way the results of research and development and the benefits arising from the commercial and other utilization of genetic resources with the [source country] providing such resources." (U.N. CBD; Article 15.7). Therefore:

                  (B) Should NIH license or assign to Collaborator NCI rights in any CRADA Subject Invention derived from material from the Natural Products Repository, Collaborator agrees, as a condition for obtaining the license or assignment, that it will negotiate in good faith and enter into an agreement with the appropriate SCG agency and/or SCO which will address concerns on the part of the SGC or SCO that pertinent agencies, institutions, and/or persons in the Source Country receive royalties and other forms of compensation, as appropriate. If NIH in consultation with SCG/SCO deem it appropriate, Collaborator's obligation to negotiate such an agreement may be suspended until Collaborator is prepared to commercialize the invention or to (sub)license its rights in the invention to a third party that will pursue final development and commercialization. In this latter case, NIH may, at its discretion, transfer the obligation to conclude such an agreement from Collaborator to Collaborator's
                  (sub)licensee. However, Collaborator agrees that, in any event, negotiations between either Collaborator or Collaborator's (sub)licensee and the SCG/SCO must commence prior to the start of any human clinical trials using inventions derived from material from the Natural Products Repository. Negotiations must be completed and an agreement executed prior to the commercial sale of any product or process derived from such Natural Product Compound. This agreement must be binding upon the SCG/SCO, Collaborator and any licensee(s) or assignees of Collaborator with respect to any intellectual property rights relating to inventions derived from the Natural Product Compound.

                  (C) Similarly, Collaborator agrees that, should an invention by Collaborator employees derived from material from the Natural Products Repository eventually be developed and marketed by Collaborator, or licensed or assigned by Collaborator to a third party for development and commercialization, Collaborator or Collaborator's licensee/assignee will negotiate in good faith and enter into an agreement with the appropriate SCG agency or SCO. This agreement will address concerns on the part of the SCG or SCO that pertinent agencies, institutions, and/or persons in the Source Country receive royalties and other forms of compensation, as appropriate. Collaborator agrees that negotiations between either Collaborator or Collaborator's licensee/assignee and the SCG/SCO must commence prior to the start of any human clinical trials using inventions derived from material from the Natural Products Repository. Negotiations must be completed and an agreement executed prior to the commercial sale of any product or process derived from such Natural Product Compound. This agreement must be binding upon the SCG/SCO, Collaborator and any licensees) or assignees of Collaborator with respect to any intellectual property rights relating to inventions derived from the Natural Product Compound.


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                  (D)      The provisions of Subsections (B) and (C) above will
                  apply equally to instances where an invention is directed to a direct isolate from a Natural Product Compound, a product structurally based upon an isolate from the Natural Product Compound, a synthetic material for which the Natural Product Compound provided a key development lead, or a method of synthesis or use of any aforementioned isolate, product or material; although the percentage of royalties or the type and amount of other appropriate negotiated compensation may vary depending upon the relationship of the final commercial product to the Natural Product Compound originally obtained from the Source Country. It is understood that the eventual development of a drug to the stage of marketing is a long term process which may require 10-15 years.

                  (E) In obtaining additional sources of a material from the Natural Products Repository (or extracts thereof), Collaborator agrees to seek as its first source of supply natural products from the Source Country and to require any licensee or assignee of Collaborator's interests in inventions derived from the Natural Product Compound to do the same. If Collaborator or Collaborator's licensee/assignee, after a good-faith attempt or inquiry, decides it cannot use the Natural Product Compounds available from the Source Country, or if the SCG or SCO cannot provide adequate amounts of raw materials at a mutually agreeable fair price, then Collaborator agrees (a) to pay the appropriate SCG agency or SCO an amount of money (to be negotiated) to be used for expenses associated with the cultivation of medicinal plant species that are endangered by deforestation, or for other appropriate conservation measures, or (b) to require its licensee/assignee to do the same. These provisions will also apply in the event that Collaborator or a licensee/assignee of Collaborator begins to market a synthetic material for which a material from the Natural Product Repository provided a key development lead.

                  (F) Subsection E will not apply to Natural Product Compounds which are freely available from different countries (i.e., common weeds, agricultural crops, ornamental plants, fouling organisms) unless information indicating a particular use of the Natural Product Compound (e.g., medicinal, pesticidal) was provided by local residents to guide the collection of such an organism from the Source Country, or unless other justification acceptable to the SCG or SCO and the NCI is provided. In the case where a Natural Product Compound is freely available from different countries, but a genotype producing an active agent is found only in the Source Country, Section E will apply.

                  (G) Collaborator will not transfer materials from the Natural Products Repository to any third party

         ARTICLE 8. PROPRIETARY RIGHTS AND PUBLICATION

         Add to the end of Article 8.1 the following sentence:


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                  In the event that the NCI elects that it has no further
                  interest in the development of a Targaceutical(TM) Conjugate at any stage of development, Protarga will be provided copies of all data, within NCI's possession and control, generated under the CRADA with the Targaceutical(TM) Conjugates and will be free to pursue development of that Targaceutical(TM) Conjugates with its own resources.

         Add to the end of Article 8.7 the following sentence:

                  In any written scientific publication concerning the research findings from the CRADA, the publishing party will acknowledge the contributions of the non-publishing party where appropriate.

         ARTICLE 10. TERMINATION

         Add as a new 10.6

                  10.6 DISPOSITION OF RESEARCH MATERIALS. NCI shall use any and all compounds, materials and data that are supplied to NCI by the Collaborator pursuant to this CRADA, only for work conducted under this CRADA and shall return unused compounds, materials and data supplied by the Collaboratortor to the Collaborator within 30 days of expiration or termination of this CRADA. Notwithstanding the previous sentence, if a Targaceutical Compound supplied to NCI by the Collaborator pursuant to this CRADA constitutes a joint Subject Invention, NCI shall have the right to retain such a compound which is in its possession at the time of termination or expiration of this CRADA and NCI shall retain all its rights to such a compound subject to the terms and conditions of this CRADA.

         ARTICLE 13.  MISCELLANEOUS

         Add to the end of 13.6 the following sentence:

                  If Collaborator elects to perform any portion of the Research Plan through a contractor or consultant, Collaborator agrees to incorporate into such contracts all provisions necessary to ensure that the work of such contractors or consultants is governed by the terms of the CRADA, including, but not limited to a provision for the assignment of inventions of the contractor or consultant to Collaborator.


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                                   APPENDIX D

                                MODEL OF THE NCI
                              LETTER OF COLLECTION


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                              LETTER OF COLLECTION
                                Agreement Between
                          [Source Country Institution]
                      and/or [Source Country Organization]
                                     and the
                       Developmental Therapeutics Program
                   Division of Cancer Treatment and Diagnosis
                            National Cancer Institute

                  The Developmental Therapeutics Program (DTP), Division of Cancer Treatment and Diagnosis (DCTD), National Cancer Institute (NCI) is currently investigating plants, microbes, and marine macro-organisms as potential sources of novel anticancer and AIDS-antiviral drugs. The DTP is the drug discovery program of the NCI which is an Institute of the National Institutes of Health (NIH), an arm of the Department of Health and Human Services of the United States Government. While investigating the potential of natural products in drug discovery and development, NCI wishes to promote the conservation of biological diversity, and recognizes the need to compensate [Source Country] organizations and peoples in the event of commercialization of a drug developed from an organism collected within their borders.

                  As part of the drug discovery program, DTP has contracts with various organizations for the collection of plants, microbes and marine macro-organisms worldwide. DTP has an interest in investigating plants, microbes and marine macro-organisms from [Source Country], and wishes to collaborate with the [Source Country Government ("SCG") or Source Country Organization(s) (SGO) as appropriate in this investigation. The collection of plants, microbes, and marine macro-organisms will be within the framework of the collection contract between the NCI and the NCI Contractor (Contractor) which will collaborate with the appropriate agency in the [SCG or SCO]. The NCI will make sincere efforts to transfer knowledge, expertise, and technology related to drug discovery and development to the [appropriate Source Country Institution ("SCI")] in [Source Country] as the agent appointed by the [SCG or SCO], subject to the provision of mutually acceptable guarantees for the protection of intellectual property associated with any patented technology. The [SCG or SCO], in turn, desires to collaborate closely with the DTP/NCI in pursuit of the investigation of its plants, microbes and marine macro-organisms, subject to the conditions and stipulations of this agreement.

         THE ROLE OF DTP, DCTD, NCI IN THE COLLABORATION WILL INCLUDE THE
FOLLOWING:

                  1) DTP/NCI will screen the extracts of all plants, microbes and marine macro-organisms provided from [Source Country] for anticancer and AIDS-antiviral activity, and will provide the test results to [SCI] on a quarterly basis. Such results will be channeled via Contractor.

                  2) The test results will be kept confidential by all parties, with any publication delayed until DTP/NCI has an opportunity to file a patent application in the


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                  United States of America on any active agents isolated. Such application will be made according to the terms stated in
                  Article 6.

                  3) Any extracts exhibiting significant activity will be further studied by bioassay-guided fractionation in order to isolate the pure compounds(s) responsible for the observed activity. Since the relevant bioassays are only available at DTP/NCI, such fractionation will be carried out in DTP/NCI laboratories. A suitably qualified scientist designated by [SCI] may participate in this process subject to the terms stated in Article 4. In addition, in the course of the contract period, DTP/NCI will assist the [SCG or SCO], in conjunction with [SCI], to develop the capacity to undertake drug discovery and development, including capabilities for the screening and isolation of active compounds from plants, microbes and marine organisms.

                  4) Subject to the provision that suitable laboratory space and other necessary resources are available, DTP/NCI agrees to invite a senior technician or scientist designated by [SCI] to work in the laboratories of DTP/NCI or, if the parties agree, in laboratories using technology which would be useful in furthering work under this agreement. The duration of such a visit would not exceed one year except by prior agreement between [SCI] and DTP/NCI. The designated Guest Researcher will be subject to provisions usually governing Guest Researchers at NIH, except when carrying out research on materials provided through collections in [Source Country]. Salary and other conditions of exchange will be negotiated in good faith.

                  5) In the event of the isolation of a promising agent from a plant, microbe or marine macro-organism collected in [Source Country], further development of the agent will be undertaken by DTP/NCI in collaboration with [SCI]. Once an active agent is approved by the DTP/NCI for preclinical development, [SCI] and the DTP/NCI will discuss participation by SCI scientists in the development of the specific agent.

                  The DTP/NCI will make a sincere effort to transfer any knowledge, expertise, and technology developed during such collaboration in the discovery and development process to [SCI], subject to the provision of mutually acceptable guarantees for the protection of intellectual property associated with any patented technology.

                  6) DTP/NCI will, as appropriate, seek patent protection on all inventions developed under this agreement by DTP/NCI employees alone or by DTP/NCI and [SCG or SCO] employees jointly, and will seek appropriate protection abroad, including in [Source Country], if appropriate.

                  7) All licenses granted on any patents arising from this collaboration shall contain a clause referring to this agreement and shall indicate that the licensee has been apprized of this agreement.


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                  8) Should the agent eventually be licensed to a pharmaceutical company for production and marketing, DTP/NCI, will require the successful licensee to negotiate and enter into agreement(s) with the [SCG] agency(ies) or [SCO] as appropriate. This agreement(s) will address the concern on the part of the [SCG or SCO] that pertinent agencies, institutions and/or persons receive royalties and other forms of compensation, as appropriate.

                  9) Such terms shall apply equally to instances where an invention is directed to a direct isolate from a natural product material, a product structurally based upon an isolate from the natural product material, a synthetic material for which the natural product material provided a key development lead, or a method of synthesis or use of any aforementioned isolate, product or material; though the percentage of royalties negotiated as payment might vary depending upon the relationship of the marketed drug to the originally isolated product. It is understood that the eventual development of a drug to the stage of marketing is a long term process which may require 10- 15 years.

                  10) In obtaining licensees, the DTP/NCI will require the license applicant to seek as its first source of supply the natural products from [Source Country]. If no appropriate licensee is found that will use natural products available from [Source Country], or if the [SCG] or [SCO] as appropriate, or its suppliers cannot provide adequate amounts of raw materials at a mutually agreeable fair price, the licensee will be required to pay the [SCG] or [SCO] as appropriate, an amount of money (to be negotiated) to be used for expenses associated with cultivation of medicinal plant, microbe or marine macro-organism species that are endangered by deforestation, or for other appropriate conservation measures. These terms will also apply in the event that the licensee begins to market a synthetic material for which a material from [Source Country] provided a key development lead.

                  11) Section 10 shall not apply to organisms which are freely available from different countries (i.e., common weeds, agricultural crops, ornamental plants, fouling organisms) unless information indicating a particular use of the organism (e.g., medicinal, pesticidal) was provided by local residents to guide the collection of such an organism from [Source Country], or unless other justification acceptable to both the [SCG or SCO] and the DTP/NCI is provided. In the case where an organism is freely available from different countries, but a phenotype producing an active agent is found only in [Source Country], Article 10 shall apply.

                  12) DTP/NCI will test any pure compounds submitted by the [SCG or SCO] and [SCI] scientists for antitumor and anti HIV/AIDS activity, provided such compounds have not been tested previously in the DTP/NCI screens. If significant antitumor or anti HIV/AlDS activity is detected, further development of the compound and investigation of patent rights will, as appropriate, be undertaken by DTP/NCI in consultation with [SCI] and the [SCG or SCO].


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                  Should an agent derived from the compound eventually be
                  licensed to a pharmaceutical company for production and marketing, DTP/NCI will require the successful licensee to negotiate and enter into agreement(s) with the appropriate [SCG agency(ies) or SCO]. This agreement will address the concern on the part of the [SCG or SCO] that pertinent agencies, institutions and/or persons receive royalties and other forms of compensation, as appropriate.

                  13) DTP/NCI may send selected samples to other organizations for investigation of their anti-cancer, anti-HIV or other therapeutic potential. Such samples will be restricted to those collected by NCI contractors unless specifically authorized by the [SCG or SCO]. Any organization receiving samples must agree to compensate the [SCG or SCO] and individuals, as appropriate, in the same fashion as described in Articles 8-10 above, notwithstanding anything to the contrary in Section 11.

         THE ROLE OF THE SOURCE COUNTRY GOVERNMENT ("SCG") OR SOURCE COUNTRY ORGANIZATION(S) ("SCO") IN THE COLLABORATION WILL INCLUDE THE
         FOLLOWING:

                  1) The appropriate agency in [SCG or SCO] will collaborate with Contractor in the collection of plants, microbes and marine macro-organisms, and will work with Contractor to arrange the necessary permits to ensure the timely collection and export of materials to DTP/NCI.

                  2) Should the appropriate agency in [SCG or SCO] have any knowledge of the medicinal use of any plants, microbes and marine macro-organisms by the local population or traditional healers, this information will be used to guide the collection of plants, microbes or marine macro-organisms on a priority basis where possible. Details of the methods of administration (e.g., hot fusion, etc.) used by the traditional healers will be provided where applicable to enable suitable extracts to be made. All such information will be kept confidential by DTP/NCI until both parties agree to publication.

                  The permission of the traditional healer or community will be sought before publication of their information, and proper acknowledgment will be made of their contribution.

                  3) The appropriate agency in [SCG or SCO] and Contractor will collaborate in the provision of further quantities of active raw material if required for development studies.

                  4) In the event of large amounts of raw material being required for production, the appropriate agency of the [SCG or SCO] and Contractor


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                  will investigate the mass propagation of the material in
                  [Source Country]. Consideration should also be given to sustainable harvest of the material while conserving the biological diversity of the region, and involvement of the local population in the planning and implementation stages.

                  5) [SCG or SCG] and SCI scientists and their collaborators may screen additional samples of the same raw materials for other biological activities and develop them for such purposes independently of this agreement.

                  This agreement shall be valid as of the date of the final authorized signature below for an initial period of three (3) years, after which it can be renewed by mutual agreement. It may be amended at any time subject to the written agreement of both parties. Copies of such amendments will be kept on file at both of the addresses indicated below.


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         FOR THE NATIONAL CANCER INSTITUTE:         For [SCI] or [SCO]:


         -----------------------------
         Richard Klausner, M.D.                     Name: (typed)
         Director, National Cancer Institute        Title: (typed)


         -----------------------------
         Date                                       Date
         Mailing and contact address:               Mailing and contact address:

         Technology Development &
         Commercialization branch
         National Cancer Institute
         Executive Plaza South, Suite 450
         6120 Executive Blvd.
         Rockville, Maryland 20852 U.S.A.

         Telephone: 301-496-0477
         Facsimile: 301-402-2117


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                                   APPENDIX E

                            TERMS OF AWARD ADDITIONS


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                            TERMS OF AWARD ADDITIONS

                  INTELLECTUAL PROPERTY OPTION TO COLLABORATOR

         Contractor agrees to promptly notify the NCI and "Collaborator" in writing of any inventions, discoveries or innovations made by the Contractor's principal investigator or any other employees or agents of Contractor, whether patentable or not, which are conceived and/or first actually reduced to practice in the performance of this study using a Targaceutical(TM) Conjugate (hereinafter "Contractor Inventions").

         Contractor agrees to grant to Collaborator: (i) a paid-up nonexclusive, nontransferable, royalty-free, world-wide license to all Contractor Inventions for research purposes only; and (ii) a time-limited first option to negotiate an exclusive, world-wide royalty-bearing license for all commercial purposes, including the right to grant sub-licenses, to all Contractor Inventions on terms to be negotiated in good faith by Collaborator and Contractor. Collaborator shall notify Contractor, in writing, of its interest in obtaining an exclusive license to any Contractor Invention within six (6) months of Collaborator's receipt of notice of such Contractor Invention(s). In the event that Collaborator fails to so notify Contractor, or elects not to obtain an exclusive license, then Collaborator's option shall expire with respect to that Contractor Invention, and Contractor will be free to dispose of its interests in such Contractor Invention in accordance with Contractor's policies. If Contractor and Collaborator fail to reach agreement within ninety (90) days, (or such additional period as Collaborator and Contractor may agree) on the terms for an exclusive license for a particular Contractor Invention, then for a period of six (6) months thereafter Contractor shall not offer to license the Contractor Invention to any third party on materially better terms than those last offered to Collaborator without first offering such terms to Collaborator, in which case Collaborator shall have a period of thirty
         (30) days in which to accept or reject the offer.

         Contractor agrees that notwithstanding anything herein to the contrary, any inventions, discoveries or innovations, whether patentable or not, which are not Subject Inventions as defined in 35 USC 201(e),* [footnote] arising out of any unauthorized use of the Collaborator's Study drug and/or any modifications to the Study Drug, shall be the property of the Collaborator (hereinafter "Collaborator Inventions"). Contractor will promptly notify the Collaborator in writing of any such Collaborator Inventions and, at Collaborator's request and expense, Contractor will cause to be assigned to Collaborator all right, title and interest in and to any such Collaborator Inventions and provide Collaborator with reasonable assistance to obtain patents (including causing the execution of any invention assignment or other documents).


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         * [footnote] 35 USC(e): (e) The term "subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under a funding agreement:
         Provided, That in the case of a variety of plant, the date of determination (as defined in section 41(d) (FOOTNOTE 1) of the Plant Variety Protection Act (7 U.S.C. 2401(d)) must also occur during the period of contract performance.


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                         PROTECTION OF PROPRIETARY DATA

         Data generated using a Targaceutical(TM) Conjugate will be kept confidential and shared only with the NCI, the FDA and the Collaborator. The Contractor retains the right to publish research results subject to the terms of the Collaborator/NCI CRADA.


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